SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2005

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, NJ	07078

(Address of principal executive offices)	(Zip Code)

          Registrant’s telephone number, including area code: (973) 921-5500

(Former name or former address, if changed since last report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

          ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

     The Dun & Bradstreet Corporation (“we,” “D&B” or the “Company”) is furnishing the information under this Item 2.02 and the earnings press release attached hereto insofar as they disclose historical information regarding our results of operations or financial condition for the fourth-quarter and year ended December 31, 2004.

     On February 3, 2005, we issued a press release announcing our financial results for the fourth-quarter and year ended December 31, 2004. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 2.02 by reference.

     In accordance with General Instruction B.2 of Form 8-K, the information provided pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Except for the information provided pursuant to Item 2.05, the information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 2.05 Costs Associated with Exit or Disposal Activities.

     On January 31, 2005, the Board of Directors of D&B approved the Company’s 2005 Financial Flexibility program. Since the launch of our Blueprint for Growth strategy in 2000, we have utilized a financially flexible business model to fund investments for growth and to create shareholder value. As a part of each initiative, we have incurred a restructuring charge, which generally consists of employee severance and termination costs, asset write-offs, and/or costs to terminate lease obligations, and transition costs, which generally consist of other costs necessary to accomplish the process changes such as consulting fees, cost of temporary workers, relocation costs and stay bonuses.

     In 2005, the Company will continue to implement its flexible business model through the following actions:

•	Improving operating efficiency with a focus on evaluating opportunities in the Company’s International segment, and

•	Leveraging current outsourcing partners and vendors to drive quality and cost efficiencies primarily in the area of technology.

We expect to complete all actions under the 2005 initiative by December 2005. On an annualized basis, these actions are expected to create $70 to $80 million of financial flexibility (approximately $50 million in 2005), before any restructuring charges and transition costs and before any reallocation of spending. To implement these initiatives, D&B expects to incur transition costs of approximately $20 to $22 million. In addition, the Company expects to incur non-core restructuring charges totaling approximately $30 to $35 million pre-tax, of which $28 to 33 million relate to severance and termination costs and $2 to $3 million relate to lease termination obligations and other exit costs, in 2005. Approximately $60 million of these transition costs and restructuring charges are expected to result in cash expenditures.

Item 9.01. Financial Statements and Exhibits.

          (c) Exhibits

Exhibit	Description
99.1	Press Release of The Dun & Bradstreet Corporation, dated February 3, 2005 (furnished pursuant to Item 2.02).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/s/ David J. Lewinter

David J. Lewinter
General Counsel & Corporate Secretary

DATE: February 3, 2005

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of The Dun & Bradstreet Corporation, dated February 3, 2005 (furnished pursuant to Item 2.02).